Exhibit 4.19
AMENDMENT NO. 2 TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT
     AMENDMENT NO. 2 TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Amendment”) dated as of December 7, 2009 (the “Amendment Date”) by and among (1) CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands (“CICC”), (2) Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP”), (3) CAGP III Co-Investment III, L.P. (“CAGP Co-Invest”, together with CAGP, “Carlyle”), (4) Starr Investments Cayman II, Inc., a company incorporated under the laws of the Cayman Islands (“Starr”, together with CICC and Carlyle, the “Investors”), (5) Concord Medical Services Holdings Limited, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and (6) the other parties set forth in the signature pages hereof.
W I T N E S S E T H :
     WHEREAS, the parties hereto entered into an Amended and Restated Shareholders’ Agreement dated as of October 20, 2008 in relation to the issuance by the Company to each of the Investors of certain Series B convertible redeemable preferred shares, par value $0.01 per share, of the Company, which was amended on Novmeber 17, 2009 (the “Agreement”);
     WHEREAS, the parties hereto and thereto desire to amend the Agreement to reflect the changes set forth herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1 . Amendment. The Agreement is amended by adding the following Section 7.03(c):
     “Section 7.03. Waiver; Amendment; Termination.
     (c) This Agreement (except for Article 5, Section 6.01, this Article 7, and any applicable definitions in Article 1) shall terminate and be of no further force or effect immediately prior to the closing of a QPO.”
     Section 2 . Effect of Amendment. Except as amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. From and after the Amendment Date, each reference to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as amended by this Amendment, except as is otherwise expressly stated.

     Section 3 . General. (a) This Amendment shall be binding on the successors and permitted assigns of the parties hereto; (b) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereunder and shall be subject to the jurisdiction of the courts in the State of New York; (c) this Amendment may be executed in more than one counterpart, each of which shall be deemed an original and any counterpart so executed shall be deemed to be one and the same instrument; (d) each party hereto acknowledges that the parties hereto have participated jointly in the negotiation and drafting of this Amendment, and in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Amendment; (e) if any part of any provision of this Amendment shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Amendment; and (f) each party hereto acknowledges that the remedies at law of the other parties hereto for a breach or threatened breach of this Amendment would be inadequate and, in recognition of this fact, any party hereto, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
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     IN WITNESS WHEREOF, the undersigned shareholders have executed this Agreement, in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one instrument, on December 7, 2009.

/s/ Jianyu Yang
For and on behalf of
Concord Medical Services Holdings Limited

/s/ Bo Tao Shi
For and on behalf of
Grand Best Group Limited

/s/ Steve Sun
For and on behalf of
Dragon Image Investment Ltd.

/s/ Jianyu Yang
For and on behalf of
Daketala International Investment Holdings Ltd.

/s/ Sirong Tian
For and on behalf of
Sino Prime Investments Limited

/s/ Xiaogang Wang
For and on behalf of
Latek Corporation

/s/ Peipei Zhang
For and on behalf of
Genius Aspect Investment Ltd.

/s/ Wenqing Tan
For and on behalf of
Star Rising Ltd.

For and on behalf of
Homerun Technology Ltd.

/s/ Wenqing Tan
For and on behalf of
Sino First Holdings Ltd.

/s/ Bona Lau
For and on behalf of
Notable Enterprise Limited

/s/ Zheng Cheng
For and on behalf of
CZY Investment Limited

/s/ Jing Zhang
For and on behalf of
Thousand Ocean Group Limited

/s/ Yap Yaw Kong
For and on behalf of
Top Mount Group Limited

/s/ Boxun Zhang
For and on behalf of
Triumph Concept Investment Limited

For and on behalf of
ATL International Group Limited

Huang Jen-Fu, in his individual capacity

Wang Jen-Wen, in his individual capacity

Ni Shiao-Jane, in her individual capacity

/s/ Daniel A. D’Aniello
For and on behalf of
Carlyle Asia Growth Partners III, L.P.

/s/ Daniel A. D’Aniello
For and on behalf of
CAGP III Co-Investment, L.P.

/s/ Michael J. Horvath
For and on behalf of
Starr Investments Cayman II, Inc.

/s/ Shirley Chen
For and on behalf of
CICC Sun Company Limited

/s/ Shirley Chen
For and on behalf of
Perfect Key Holdings Limited

BEING ALL OF THE SHAREHOLDERS OF THE COMPANY